Exhibit 10.2
TREDEGAR CORPORATION
PHANTOM UNIT AWARD

Notice of Phantom Unit Award

Subject to the terms and conditions of this Notice of Phantom Unit Award (this "Notice") and the attached Tredegar Corporation Phantom Unit Award Agreement (the "Award Agreement"), Tredegar Corporation, a Virginia corporation (the "Company") hereby grants you (the "Participant") the number of Phantom Units (the "Units") set forth below. Unless otherwise specifically indicated, all terms used in this Notice shall have the meaning set forth in the Award Agreement, and if not defined therein, then as so defined in the Tredegar Corporation 2018 Equity Incentive Plan, as amended and restated effective May 6, 2021 (the "Equity Plan").

Identifying Information:

Participant Name:	Date of Grant:
and Address:	Number of Units:

Vesting Schedule:
Subject to the Participant's Continuous Service with the Company, compliance with Section 2 of the Award Agreement, and compliance with any other limitations set forth in the Award Agreement, this Award shall vest in accordance with the following time-based vesting schedule (such being, the "Vesting Schedule"): (i) __________ Units shall vest on __________, and (ii) __________ Units shall vest on __________. Notwithstanding the foregoing, the Units shall automatically become fully vested immediately prior to consummation of a Change in Control in the same manner as provided under Article X of the Equity Plan with respect to time-based vested awards thereunder.

Representations and Agreements of the Participant:
The Participant has reviewed this Notice and the Award Agreement in their entirety, has had an opportunity to have them reviewed by his/her legal and tax advisers, and hereby represents that he/she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant represents to the Company that he/she is familiar with the terms of this Notice and the Award Agreement and hereby accepts this Award subject to all of their terms. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice and the Award Agreement will be resolved solely by the Board.

Electronic Signature:
This Notice may be executed by the Participant and the Company by means of electronic or digital signatures, which have the same force and effect as manual signatures. The Participant agrees that clicking "I Accept" in connection with or response to any electronic communication or other medium has the effect of affixing the Participant's electronic signature to this Notice.

Exhibit 10.2
By the Participant's signature and the signature of the Company's representative below, the Participant and the Company agree that this Award is governed only by the terms and conditions of this Notice and the Award Agreement.

TREDEGAR CORPORATION PARTICIPANT

By: By:

Its: Dated:

Dated:

Exhibit 10.2
TREDEGAR CORPORATION
PHANTOM UNIT AWARD

Award Agreement

Subject to the terms and conditions of the Notice of Phantom Unit Award (the "Notice") and this Tredegar Corporation Phantom Unit Award Agreement (this "Award Agreement"), Tredegar Corporation, a Virginia corporation (the "Company") hereby grants the individual set forth in the Notice ("Participant") the number of Phantom Units (the "Units") in the Company set forth in the Notice. Unless otherwise specifically indicated, all terms used in this Award Agreement shall have the meaning set forth in the Notice, and if not defined therein, then as so defined in the Tredegar Corporation 2018 Equity Incentive Plan, as amended and restated effective May 6, 2021 (the "Equity Plan").

1.Grant of Units. The principal features of the Units, including the number of Units subject to this Award Agreement, are set forth in the Notice.
2.Vesting Schedule and Risk of Forfeiture.
a.Vesting Schedule. Subject to the Participant's Continuous Service and any other limitations set forth in the Notice and this Award Agreement, the Units will vest in accordance with the Vesting Schedule provided in the Notice.
b.Risk of Forfeiture. The Units are subject to a risk of forfeiture until such time the risk of forfeiture lapses in accordance with the Vesting Schedule. All or any portion of the unvested Units subject to the foregoing risk of forfeiture will immediately and automatically be forfeited and terminated upon the first day the Participant fails to provide Continuous Service to the Company.
3. Settlement and Conversion of Units into Cash. Subject to the terms of the Notice and this Award Agreement, each Unit that becomes vested in accordance with the Vesting Schedule (to the extent not previously forfeited) shall automatically and immediately be converted into the right to receive a cash payment equal to the Fair Market Value of one share of the Company’s Common Stock as of the date each Unit becomes vested. The Units as so converted shall be paid to the Participant no later than thirty (30) days immediately following the date each Unit becomes vested in accordance with the Vesting Schedule; provided, however, that the timing of such payment shall be automatically deferred, with or without notice to the Participant, if the Company lacks sufficient liquidity (as determined in the reasonable discretion of the Board) to effectuate the cash payment as originally set forth above, and in such case the payment shall be made within thirty (30) days from the Board later determining (if at all, and in its reasonable discretion) that the Company then has sufficient cash liquidity to effectuate payment. For avoidance of doubt and purposes of clarity, the Company shall make no payment to the Participant, cash or otherwise, for a Unit (or portion thereof) that is forfeited in accordance with Section 2, above.
4. Dividend Equivalent Rights. Subject to the terms and conditions of this Award Agreement and the Notice, the Participant is hereby granted a Dividend Equivalent Right (the "DER") to accompany each Unit. Accordingly, upon payment of a dividend to holders of the shares of the Company’s Common Stock, the Participant will be entitled to a cash payment equal to the amount of such per share dividend payment, multiplied by the number of unvested Units and vested but unpaid Units granted to Participant pursuant to the Notice and this Award Agreement, and further subject to the Participant’s Continuous Service through the date that such dividend was declared. Payment under

Exhibit 10.2
each DER shall occur concurrent with the payment of a dividend to holders of shares of the Company’s Common Stock.
5. Taxes. The Participant hereby acknowledges and understands that he/she may suffer adverse tax consequences as a result of the Participant's receipt of, vesting in, or disposition of, the Units.
a.Representations. The Participant has reviewed with the Participant's tax advisors the tax consequences of the Notice and this Award Agreement and the Units granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understand that the Participant (and not the Company) is ultimately liable and responsible for all taxes owed by the Participant in connection with his/her receipt of, vesting in, or disposition of the Units and payments made under the Notice and this Award Agreement, regardless of any action the Company takes with respect to any tax withholding obligations arising hereunder. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant of the Units or payments made pursuant to the Notice and this Award Agreement. The Company does not commit and is under no obligation to structure the Units to reduce or eliminate the Participant's tax liability.
b.Payment of Withholding Taxes. The Participant will make appropriate arrangements with the Company for the satisfaction of all U.S. federal, state, local and non-U.S. income and employment tax withholding requirements applicable to any Units that settle in accordance with Section 3. The Participant hereby acknowledges the Company's obligations under this Award Agreement are fully contingent on the Participant first satisfying this Section 5(b). Therefore, a failure of the Participant to reasonably satisfy this Section 5 in accordance with the Company's sole and absolute discretion will result in the automatic termination and expiration of this Award Agreement and the Company's obligations hereunder. The Participant hereby agrees that a breach of this Section 5(b) will be deemed to be a material breach of this Award Agreement.
c.Section 409A. The Notice and this Award Agreement are intended to either avoid the application of, or comply with, Section 409A of the Code. To that end, the Notice and this Award Agreement must at all times be interpreted in a manner that is consistent with Section 409A of the Code. Notwithstanding any other provision in the Notice or this Award Agreement to the contrary, the Board has the right, in its sole discretion, to adopt such amendments to the Notice and this Award Agreement or take such other actions (including amendments and actions with retroactive effect) as it determines is necessary or appropriate for the Notice and this Award Agreement to comply with Section 409A of the Code. Any payment following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a "specified employee" (as defined under Section 409A(a)(2)(B)(i) of the Code) will be made on the first to occur of (i) ten (10) days after the expiration of the six month period following such separation from service, (ii) death, or (iii) such earlier date that complies with Section 409A of the Code. Each payment that the Participant may receive under the Notice and this Award Agreement will be treated as a "separate payment" for purposes of Section 409A of the Code.
6. Non-Transferability of Units; Death of Participant. The Units are not transferable by Participant other than to a designated beneficiary upon the Participant's death or by will or the laws of descent

Exhibit 10.2
and distribution. The terms of the Notice and this Award Agreement are binding upon the executors, administrators, heirs, and other legal representatives of Participant.
7. No Rights as a Stockholder of the Company. The Participant's receipt of the grant of the Units pursuant to the Notice and this Award Agreement, and any resulting conversion of the Units to cash in accordance with Section 3, provide and confer no rights to, or status as, a stockholder or equity holder of the Company.
8. Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.
9. Definitions. As used herein, the following definitions shall apply:
a."Board" means the Board of Directors of the Company.
b."Change in Control" means as defined in the Equity Plan.
c."Code" means the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder.
d."Common Stock" means the common stock of the Company.
e."Company" means Tredegar Corporation, a Virginia corporation.
f."Continuous Service" means the Participant's provision of services to the Company or its successors as a consultant, member of the Board or Employee is continuous and uninterrupted. For this purpose Continuous Service shall be deemed interrupted upon the actual cessation of providing services to the Company or its successors, notwithstanding any required notice period that must be fulfilled before a termination as a consultant, member of the Board or Employee can be effective under applicable laws. Continuous Service shall not be considered interrupted in the case of (x) any approved leave of absence (including sick leave, military leave, or any other authorized personal leave); (y) transfers among the Company, or any successor; or (z) any change in status as long as Participant remains in the service of the Company or its successors as a consultant, member of the Board or Employee. Notwithstanding anything in the foregoing or this Award Agreement to the contrary, the Participant's change in status from one category of consultant, member of the Board or Employee to another of such category shall not be considered a termination of such Participant's Continuous Service.
g."Employee" means any person, including an officer, who is in the employ of the Company, and is subject to the control and direction of the Company as to both the work to be performed and the manner and method of such performance.
h."Fair Market Value" means as defined in the Equity Plan.
10. Adjustment of Shares. In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment will be made, as the Board deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Notice and this Award Agreement. Such adjustment may include an adjustment to the number and value of the Units.

Exhibit 10.2
11. General Provisions.
a.Notice. Any notice required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or five (5) days after deposit with a national postal system or, if sent via overnight delivery, one (1) day after deposit with an established overnight delivery system such as Federal Express. Notice shall be addressed in accordance with the following:

If to Participant:	If to the Company:

Tredegar Corporation
1100 Boulders Parkway
North Chesterfield, Virginia 23225
Attention: Board of Directors

With a copy to:
Hunton Andrews Kurth LLP
951 East Byrd Steet Richmond, Virginia 23219
Attn: Steven Haas & Anthony Eppert

b.Successors and Assigns. Except as provided herein to the contrary, the Notice and this Award Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective permitted successors and assigns.
c.No Assignment. Except as otherwise provided in this Award Agreement, Participant shall not assign any of his/her rights under the Notice and this Award Agreement. The Board shall be permitted to assign its rights or obligations under the Notice and this Award Agreement.
d.Counterparts. The Notice may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of the Notice by that party.
e.Severability. The validity, legality or enforceability of the remainder of this Award Agreement shall not be affected even if one or more of the provisions of this Award Agreement shall be held to be invalid, illegal or unenforceable in any respect.
f.Amendment, Termination. This Award may not be terminated by the Board at any time without the written consent of the Participant. The Notice and this Award Agreement may be amended in writing by the Company and the Participant; provided, however, that the Company may unilaterally amend the Notice and this Award Agreement (i) if the amendment does not adversely affect the Participant's rights hereunder in any material respect; or (ii) if the Company determines that an amendment is necessary to meet the requirements of the Code or to prevent adverse tax consequences to the Participant, but then only to the extent minimally necessary.
g.Administration and Interpretation. Any question or dispute regarding the interpretation of the Notice or this Award Agreement or the receipt of the Units hereunder shall be submitted by the Participant to the Board. The resolution of such a dispute by the Board shall be final and binding on all parties.

Exhibit 10.2
h.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his/her electronic signature is the same as, and shall have the same force and effect as, his/her manual signature.
i.Unsecured Status of Claim. The Units shall be used solely as a device for the measurement and determination of the amount to be paid to the Participant pursuant to the Notice and this Award Agreement. The Units shall not constitute or be treated as property of any kind. Any amount that may be due and payable under the Notice and this Award Agreement shall be paid solely from the general assets of the Company. With respect to any payment to which the Participant may be entitled, nothing in the Notice or this Award Agreement shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as a general creditor.
j.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Notice or this Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.
k.Entire Agreement; Governing Law. The Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings, representation and agreements between the Company, on one hand, and the Participant on the other hand (whether oral or written, and whether express or implied) with respect to the subject matter hereof. The Notice and this Award Agreement are to be construed in accordance with and governed by the laws of the Commonwealth of Virginia without giving effect to any choice of law rule that would cause the application of the laws of any other jurisdiction.
l.Venue. The Company and Participant agree that any suit, action or proceeding arising out of or related to the Notice and this Award Agreement shall be brought in the United States District Court for the Eastern District of Virginia, Richmond Division (or should such court lack jurisdiction to hear such action, suit or proceeding, in any state court in Chesterfield County, Virginia), and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 11(l) shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be

Exhibit 10.2
modified to the minimum extent necessary to make it or its application valid and enforceable.
m.Not a Contract of Employment or Other Engagement. The terms and conditions of the Notice and this Award Agreement and the grant of the Units hereunder shall not be deemed to constitute a contract of employment or of any consulting or agency relationship between the Company, on one hand, and the Participant on the other hand, except to the extent specifically intended. Any such employment is hereby acknowledged to be, to the extent applicable, an "at will" employment relationship that can be terminated at any time for any reason, or for no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in the Notice or this Award Agreement shall be deemed to give Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge Participant at any time.
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